UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Newly Elected Director

On August 4, 2015, the Board of Directors of Post Holdings, Inc. (the “Company”) appointed David W. Kemper to serve as a Class II director, effective September 1, 2015. With the addition of Mr. Kemper, the Board of Directors will consist of eight members. Mr. Kemper’s initial term will expire at the Company’s Annual Meeting of Shareholders in 2017. The Company’s Board of Directors has determined that Mr. Kemper is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Mr. Kemper was nominated by the Company’s Corporate Governance and Compensation Committee after a thorough review of Mr. Kemper’s qualifications. Mr. Kemper will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation program described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on December 12, 2014.

(e)    Material Compensatory Plan, Contract or Arrangement

On August 3, 2015, the Corporate Governance and Compensation Committee of the Board of Directors of the Company approved the Post Holdings, Inc. Executive Severance Plan (the “Plan”), which provides benefits to the Company’s senior executive officers, except the Executive Chairman, in the event of an involuntary termination by the Company without “cause” or a termination of employment by the executive for “good reason.” The Plan was adopted to provide executives with certain benefits in the event of a qualifying termination.

Post-termination benefits for the senior executive officers consist of:

•
A lump sum payment of two times his or her annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;

•
A prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved;

•	Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks; and

•	Outplacement services for a period to be determined by the Company, but not exceeding two years.

The payment of benefits under the Plan is conditioned upon the executive executing a general release in favor of the Company, as well as confidentiality and cooperation provisions, among other provisions. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Post Holdings, Inc. Executive Severance Plan

4